Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, not individually but each is his or her capacity as a trustee of THE GARY W. ROLLINS VOTING TRUST U/A DATED SEPTEMBER 14, 1994 (the “Trust”), hereby constitute and appoint Wesley N. Slagle, Callum C. Macgregor and W. Keith Wilkes, Jr., and each of them, true and lawful attorneys-in-fact and agents of the Trust, with full power of substitution and resubstitution for the Trust and in the name, place and stead of the Trust, to sign any Form ID (Uniform Application for Access Codes to File on EDGAR), reports on Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial Ownership of Securities) and Form 5 (Annual Statement of Beneficial Ownership of Securities) relating to transactions by the Trust in Common Shares or other securities of Marine Products Corporation and all amendments thereto, and to file the same, with the Securities and Exchange Commission and the appropriate securities exchange, granting unto said attorneys-in-fact and agents, and each of them, or their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the Trust might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be effective until such time as I, or any other trustee of the Trust, deliver a written revocation thereof to the above-named attorneys-in-fact and agents.

The Gary W. Rollins Voting Trust U/A dated September 14, 1994

Dated:	December 2, 2022	By:	/s/ Gary W. Rollins
Gary W. Rollins
Trustee

Dated:	December 2, 2022	By:	/s/ Amy R. Kreisler
Amy R. Kreisler
Trustee

Dated:	December 2, 2022	By:	/s/ Pam R. Rollins
Pam R. Rollins
Trustee

Dated:	December 2, 2022	By:	/s/ Timothy C. Rollins
Timothy C. Rollins
Trustee